United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2013

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA		15701
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21, 2013 John N. Brenzia, a director of S&T Bancorp, Inc. (the “Company”) notified the Company of his intent to retire from the Board of Directors upon the expiration of his term effective immediately following the Company’s May 20, 2013 Annual Shareholders Meeting. Mr. Brenzia’s decision to retire and not stand for re-election was not the result of any disagreement between the Company and Mr. Brenzia on any matter relating to the Company’s operations, policies or practices.

A copy of the Company’s January 24, 2013 press release announcing Mr. Brenzia’s retirement is attached as Exhibit 99.1 to this

Form 8-K report.

Item 9.01(d) –Exhibits

99.1 Press Release announcing Director Brenzia’s retirement from the Board of Directors of S&T Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

January 25, 2013	/s/ Mark Kochvar
Mark Kochvar Senior Executive Vice President, Chief Financial Officer